Exhibit 5.1

833 EAST MICHIGAN STREET ● SUITE 1800 MILWAUKEE, WISCONSIN 53202-5615 Tel 414.273.3500 Fax 414.273.5198 www.GKLAW.COM

August 9, 2018

School Specialty, Inc.

W6316 Design Drive

Greenville, Wisconsin  54942

Ladies and Gentlemen:

We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission relating to the offer and sale by School Specialty, Inc., a Delaware corporation (the “Company”), of up to 700,000 shares of common stock, $.001 par value, of the Company (the “Shares”) pursuant to the Company’s 2014 Incentive Plan, as amended (the “Plan”).

We have examined:  (a) the Plan and the Registration Statement, (b) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, (c) certain resolutions of the Company’s Board of Directors, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of Delaware as currently in effect, and opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein.  The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The foregoing opinions are given as of the date hereof and based solely on our understanding of facts in existence as of such date after the aforementioned examination, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

We consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

Godfrey & Kahn, S.C.

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY AND APPLETON, WISCONSIN AND WASHINGTON, D.C.

GODFREY & KAHN IS A MEMBER OF TERRALEX®, A WORLDWIDE NETWORK OF INDEPENDENT LAW FIRMS.